Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 12, 2010 (except for the “Stock Split” section of Note 2, as to which the date is ________, 2010) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-162186) and related Prospectus of Accretive Health, Inc. for the registration of shares of its common stock.
Chicago, Illinois
________, 2010

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 2 to the consolidated financial statements.
                                                                                                       /s/ Ernst & Young LLP
Chicago, Illinois
March 12, 2010